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Stockholders and
Board of Directors
IMCO Recycling Inc.



We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-26641) pertaining to the Nonqualified Stock Option Plan of IMCO Recycling Inc. and the related Prospectus, in the Registration Statement (Form S-8 No. 33-34745) pertaining to the IMCO Recycling Inc. Amended and Restated Stock Option Plan, and in the Registration Statement (Form S-8 No. 33-76780) pertaining to the IMCO Recycling Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-00075) pertaining to the IMCO Recycling Inc. Amended and Restated 1992 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-07091) pertaining to the IMCO Recycling Inc. Annual Incentive Plan of our report dated July 29, 1997 relating to the unaudited consolidated interim financial statements of IMCO Recycling Inc. which are included in its Form 10-Q for the quarter ended
June 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                    /s/ ERNST & YOUNG LLP


August 11, 1997
Dallas, Texas